UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: May 15, 2018
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

QEP Resources, Inc. (the "Company") held its Annual Meeting of Shareholders ("Annual Meeting") on May 15, 2018. At the Annual Meeting, the Company's shareholders, upon the recommendation of the Company's Board of Directors (the "Board"), approved the QEP Resources, Inc. 2018 Long-Term Incentive Plan (the "2018 Plan"). The Board adopted the 2018 Plan on February 11, 2018, subject to shareholder approval at the Annual Meeting. The 2018 Plan replaces the 2010 Long-Term Incentive Plan (the "2010 LTSIP"). The 2018 Plan authorizes the issuance of a total of 10,000,000 shares, plus, subject to certain limitations, shares covered by an award granted under the 2018 Plan or shares covered by an award previously granted under the 2010 LTSIP that expire or are cancelled without having been exercised in full or that are forfeited or repurchased. The 2018 Plan provides for a variety of equity incentive awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or cash based awards that may be granted to employees, consultants and non-employee directors of the Company or any of its subsidiaries.

A full description of the 2018 Plan is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2018 (the "Proxy Statement"), and such description and the foregoing summary are qualified in their entirety by reference to the full text of the 2018 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company's shareholders voted on several proposals, including a proposal to immediately declassify the Board and alternative proposals for election of directors depending on the declassification vote. In conjunction with the Annual Meeting, all of the Company's directors, except for William L. Thacker, III, tendered their resignations from the Board, with such resignations effective upon the opening of the polls during the Annual Meeting. The voting results for the Annual Meeting were as follows:

1.
Company Proposal to Immediately Declassify the Board of Directors: Shareholders approved amendments to the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to immediately declassify the Board. As described in the Proxy Statement, a vote to approve an amendment to the Certificate requires approval of at least 50% of the Company's common stock outstanding. Thus, this proposal passed with the following votes:

Votes For	Votes Against	Abstentions	% For	Broker Non-Votes
163,449,971	1,542,179	182,009	98.95%	28,082,990

2.
Director Elections to Annual Terms: Because the Company's proposal to immediately declassify the Board of Directors passed, the shareholders voted to elect Phillips S. Baker, Jr., Julie A. Dill, Robert F. Heinemann, Michael J. Minarovic, M. W. Scoggins, Mary Shafer-Malicki, Charles B. Stanley and David A. Trice for terms expiring at the 2019 Annual Meeting of Shareholders with the following votes:

Name	Votes For	Votes Withheld	% For
Phillips S. Baker, Jr.	127,731,516	37,442,643	77.33%
Julie A. Dill	163,443,115	1,731,044	98.95%
Robert F. Heinemann	162,021,476	3,152,683	98.09%
Michael J. Minarovic	163,630,359	1,543,800	99.06%
M. W. Scoggins	163,659,052	1,515,107	99.08%
Mary Shafer-Malicki	163,801,753	1,372,406	99.16%
Charles B. Stanley	161,237,370	3,936,789	97.61%
David A. Trice	161,394,394	3,779,765	97.71%

3.
Director Elections to Staggered Terms: Because Proposal No. 1 to immediately declassify the Board of Directors passed, the results for Proposal 3, which would have elected directors to staggered terms, were not applicable. The vote totals for Proposal 3 were as follows:

Name	Votes For	Votes Withheld	% For
Phillips S. Baker, Jr.	118,987,148	46,187,011	72.03%
Julie A. Dill	163,441,794	1,732,365	98.95%
Robert F. Heinemann	162,029,222	3,144,937	98.09%
Michael J. Minarovic	163,630,971	1,543,188	99.06%
M. W. Scoggins	163,662,441	1,511,718	99.08%
Mary Shafer-Malicki	163,802,731	1,371,428	99.16%
Charles B. Stanley	161,209,266	3,964,893	97.59%
David A. Trice	161,401,344	3,772,815	97.71%

4.	Advisory Vote on Executive Compensation: Shareholders approved the advisory proposal regarding the compensation of the Company's named executive officers with the following votes:

Votes For	Votes Against	Abstentions	% For	Broker Non-Votes
140,263,604	24,499,801	410,754	84.91%	28,082,990

5.	Approval of the QEP Resources, Inc. 2018 Long-Term Incentive Plan: Shareholders approved the QEP Resources, Inc. 2018 Long-Term Incentive Plan with the following votes:

Votes For	Votes Against	Abstentions	% For	Broker Non-Votes
157,859,721	7,154,123	160,315	95.57%	28,082,990

6.	Ratification of Auditor: Shareholders ratified the selection of the firm PricewaterhouseCoopers LLP to serve as the independent auditors of the Company for 2018 with the following votes:

Votes For	Votes Against	Abstentions	% For
192,568,868	463,049	225,232	99.64%

No other items were presented for shareholder approval at the Annual Meeting.

On May 15, 2018, following the completion of the Annual Meeting, the Company filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to give effect to the approved amendments to the Certificate.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Exhibit
3.1	Amended and Restated Certificate of Incorporation of QEP Resources, Inc.
10.1	QEP Resources, Inc. 2018 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)

May 17, 2018

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer